UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 31, 2019 (July 22, 2019)

Hunt Mining Corp.

(Translation of registrant's name into English)

23800 East Appleway Ave.

Liberty Lake, WA 99019

(Address of principal executive offices)

British Columbia	1041
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)

333-182072

(Commission File No.)

(509)-290-5659

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ].

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ].

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2019, the boards of directors of Hunt Mining Corp. (“Hunt”) and Patagonia Gold, PLC (“Patagonia”) announced that they had reached agreement on the terms of a recommended share for share exchange offer to be made by Hunt for all the issued shares of common stock of Patagonia in exchange for the common shares of Hunt on the basis of 10.76 Hunt Shares for each Patagonia Share. Hunt will issue 254,355,192 Common Shares to the shareholders of Patagonia representing an ownership interest of approximately 80% in Hunt in exchange for all of the issued and outstanding shares of Patagonia.

As a result of the Proposed Transactions, the former shareholders of Patagonia would acquire control of the Company. The Proposed Transactions will be treated as a reverse merger that constitutes a business combination and will be accounted for using the acquisition method under ASC 805.

It was also announced that the offer would be implemented by way of a Court-sanctioned scheme of arrangement between Patagonia and its shareholders under Part 26 of the Companies Act of 2006 (the “Scheme”).

On May 29, 2019 the holders of a majority of the outstanding Hunt shares approved the share exchange by written consent and without a formal meeting of shareholders.

Hunt Mining Corp.

Hunt is a mining company existing under the laws of the Business Corporations Act (British Columbia) that, together with its subsidiaries, is engaged in the exploration and development of mineral properties in the Santa Cruz Province of Argentina. Hunt’s activities include the exploration and processing of minerals from certain properties in Argentina. The common shares of Hunt are currently listed for trading on the Toronto TSX Venture Exchange under the trading symbol "HMX".

Patagonia Gold Plc

Patagonia is a mining company existing under the laws of England and Wales focused on the exploration and development of gold and silver projects in the Patagonia region of Argentina. Patagonia is primarily focused on its Cap-Oeste Project in Santa Cruz and the more recently acquired Calcatreu Project in Rio Negro. Patagonia, indirectly through its subsidiaries or under option agreements, has mineral rights to over 250 properties in several provinces of Argentina, Chile and Uruguay and is one of the largest landholders in the province of Santa Cruz, Argentina. Until February 2019, Patagonia operated the Cap-Oeste and Lomada mines. In February 2019, Patagonia determined to close Lomada and put Cap-Oeste on care and maintenance pending a review of the viability of mining the high-grade underground mineral resource at Cap-Oeste. The Patagonia Shares are admitted for trading on the AIM Market of London Stock Exhange pic (“AIM”) under the trading symbol "PGD". It is anticipated that concurrently with the closing of the Proposed Transaction, the Patagonia Shares will be delisted from AIM.

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 22, 2019, the Court sanctioned the Scheme, a Court Order was delivered to the Registrar of Companies and the Scheme became effective. The latest date for the settlement and listing of the New Hunt Shares is August 6, 2019.

As part of the reverse acquisition, the operating name of Hunt Mining Corp and trading symbol on the TSX Venture Exchange of HMX-V was changed to Patagonia Gold Corp., PGDC-V.

Item 3.02 Unregistered Sale of Equity Securities.

On July 24, 2019 the Registrant issued 254,355,192 shares of its common stock (the “Shares” ) in connection with the transaction described in Items 1.01 and 2.01 above. The shares were issued pursuant to an exemption from registration provided by Regulation S and by Section 4(2) of the Securities Act of 1933. The offering was not a public offering as defined in Section 4(2) due to the limited number of persons that received the shares and the manner of the offering. In addition, all the Purchasers represented that they reside outside the United States and had the necessary investment intent as required by Regulation S and Section 4(2) and agree to receive share certificates bearing a legend that stated that the securities were restricted pursuant to Rule 144 of the Securities Act and Regulation S. All sales were made outside of the United States.

Item 5.01 Change in Control of Company

Please refer to discussion under Items 1.01 and 2.01 above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2019, as a result of the reverse acquisition and change in control, Timothy Hunt resigned as Chief Executive Officer, Robert Little resigned as Chief Administrative Officer, Kenneth Atwood resigned as Chief Financial Officer, Leon Hardy resigned as Chief Operations Officer, Alan Chan and Alistair Summers resigned as members of the Board of Directors. At the same time, the Board elected the following people to the following positions: Christopher van Tienhoven as Chief Executive Officer, Cristian Lopez Saubidet as Chief Financial Officer, Timothy Hunt, as director, Carlos Miguens, as director, Christopher van Tienhoven as director, David Jarvis as director and Alexander (Sandy) Harper as director.

Biography

Christopher van Tienhoven

Mr. Christopher van Tienhoven was appointed to the board of directors of Patagonia on June 10, 2015. During his 25 years’ experience in the mining industry, Mr. van Tienhoven worked for the majority of his career with the Anglo American group in various countries, culminating as Country Manager and President of Anglo Gold Ashanti’s Cerro Vanguardia mine. In 2008 he joined Andean Resources Limited as Country Manager and Vice President for Argentina until 2010, when its main project Cerro Negro was sold to Goldcorp Inc. Before joining Patagonia, Mr. van Tienhoven had been dedicated to merger and acquisition opportunities in the junior mining sector in Latin America including Argentina, Colombia, Peru and Guatemala. In 1991, Mr. van Tienhoven obtained a degree in Economics from the Wharton School, University of Pennsylvania.

Cristian Lopez Saubidet

Mr. Christian Lopez Saubidet has 18 years of experience in Finance and Strategy. He has been involved with Patagonia since 2008 and has served as Vice President with Patagonia Gold S.A. and other subsidiaries of Patagonia. He also serves on the Boards of Central Puerto SA and San Miguel S.A., both listed companies on the Buenos Aires Stock Exchange. Between 2005 and 2008 he was VP Strategy and Analytics in HSBC's Consumer Lending Division in the United States of America. Between 1998 and 2005 he worked as a Management Consultant for McKinsey & Co. in Buenos Aires, Pittsburgh and Chicago. He received an MBA from the Anderson School at University of California, Los Angeles in 2002 and he received a degree in Industrial Engineering from the Instituto Tecnologico de Buenos Aires in 1998.

Timothy Hunt

Mr. Hunt is founder and president of Huntwood Industries, one of the largest building products manufacturers in the Western United States. Tim Hunt has led the development of Huntwood Industries for the past 3 decades, taking the business from a start-up venture to a significant middle-market enterprise responsible for over $2bn in sales. Mr. Hunt previously spent time as an investment broker, cultivating lasting alliances in the mining and investment communities and has been involved in the mining sector for over 30 years, including those as founder of Hunt Mining, which has been active in Argentina for 14 years.

Carlos Miguens

Mr. Carlos J. Miguens has extensive business experience in Latin America. He was President of Cerveceria & Malteria Quilmes, one of Argentina’s largest brewing companies for 11 years, until its sale to Ambev. He is the President of MB Holding S.A. and a Director of a number of other companies. Mr. Miguens is a co-founder and Vice-President of A.E.A. (Asociacion Empresaria Argentina). He has been the President of Patagonia Gold S.A., a subsidiary of Patagonia, since its inception.

David Jarvis

Mr. David Jarvis is a mining operations executive with broad experience in the Americas and East and Central Asia. He has a Bachelor of Science degree in Mining Engineering, and has worked as Superintendent, Mine Water Management for Newmont Gold, Mine Manager for Kumtor Operating Co., Centerra Gold, Kyrgyzstan, Production Manager, Nome Alaska for NovaGold Resources Inc., and Vice-President and General Manager for Coeur Mexicana, SA de C.V. In August 1981, he received a Bachelor of Science degree in engineering from Pennsylvania State University, PA.

Alexander (Sandy) Harper

Mr. Alexander (Sandy) Harper started out as a registered representative for Merrill Lynch in London in the 1970s. He has since successfully been an independent international commodity trader, investor and consultant with long experience of doing business in the UK, Europe, USA, Latin America and West Africa. Mr. Harper is currently based in Argentina. Mr. Harper received excellent scores while attending Winchester College, located in Hampshire, UK and entered into business in 1967.

Effective Date of Personnel Changes

The personnel changes described above will be effective 10 days from the distribution to shareholders of the Company’s Schedule 14f-1 indicating a change in control of the Board of Directors.

Item 9.01 Exhibits.

10.1	Share Exchange Agreement between the Company and Patagonia Gold PLC and its shareholders.

10.2	Court Order issued on July 22, 2019 by the UK Court under Part 26 of the Companies Act of 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 31st day of July 2019.

Hunt Mining Corporation

By:	TIMOTHY HUNT
Timothy Hunt, CEO